Exhibit 10.2

FOURTH AMENDMENT TO THE

RUMBLEON, INC.

2017 STOCK INCENTIVE PLAN

WHEREAS, RumbleOn, Inc., a Nevada corporation (the “Company”), currently maintains and sponsors the RumbleOn, Inc. 2017 Stock Incentive Plan (the “Plan”); and

WHEREAS, Section 14(k) of the Plan provides that the Board of the Directors of the Company (“Board”) may amend the Plan from time to time; and

WHEREAS, the Board has determined it to be in its best interests to amend the Plan as set forth herein; and

NOW, THEREFORE, effective upon the Company’s Stockholders’ approval as set forth in Section 14(k) of the Plan, the following amendment to the Plan is hereby adopted:

1. The second sentence of Section 1 of the Plan shall be amended and restated to read as follows: “Unless earlier terminated pursuant to Section 14(k) hereof, the Plan shall terminate on the tenth anniversary of the Fourth Amendment to the Plan.”

2. The last sentence of Section 5(a) of the Plan shall be amended and restated to read as follows: “The maximum number of shares of Class B common stock that may be issued pursuant to Awards granted under the Plan shall be 2,700,000.”

3. Section 5(b) of the Plan shall be amended and restated to read as follows:

“Limitations on Incentive Stock Options. With respect to the shares of Class B common stock issuable pursuant to this Section, a maximum of 2,700,000 of such shares may be subject to grants of Incentive Stock Options.”

4. Except as modified by this Amendment, all of the terms and conditions of the Plan shall remain valid and in full force and effect.

IN WITNESS WHEREOF, the undersigned, a duly authorized officer of the Company, has executed this instrument as of the 3rd day of August 2021, on behalf of the Company.

RUMBLEON, INC.

By:	/s/ Marshall Chesrown
Marshall Chesrown
Chairman and Chief Executive Officer
(Principal Executive Officer)